UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015  (March 1, 2015)

Cardtronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2014, Cardtronics, Inc. (“Cardtronics”) gave notice that Michael Clinard, President-Global Services and a named executive officer of Cardtronics, intended to resign his employment with Cardtronics effective March 1, 2015, in order to pursue other business opportunities and that his intended resignation did not involve any disagreement with Cardtronics or any matter relating to Cardtronics’ operations, policies or practices.

We are pleased to announce that while Mr. Clinard has resigned his position as a named executive officer of Cardtronics, effective March 1, 2015, at the request of Cardtronics’ CEO, Mr. Clinard agreed to continue his employment with Cardtronics as a special advisor to the CEO. Effective March 1, 2015, Mr. Clinard’s previous employment agreement was amended and restated in its entirety to reflect his new role and a salary of $50,000 per year. Mr. Clinard will not participate in any of Cardtronics’ cash or equity bonus incentive plans covering 2015 or any year thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS, INC.

By:/s/ J. Chris Brewster

J. Chris Brewster

Chief Financial Officer

Dated: March  3, 2015